AMENDMENT TO FINANCING AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the ____ day of February, 2004, by and among Argan, Inc. (formally Puroflow Incorporated)("Argan") and Southern Maryland Cable, Inc. ("SMC") joint and severally (each of Argan and SMC, a "Borrower"; Argan and SMC, collectively, the "Borrowers") and BANK OF AMERICA, N.A., a national banking association (the "Lender").

RECITALS

A.                 The Borrowers and the Lender entered into a Financing and Security Agreement dated as of August 19, 2003 (the same, as amended, modified, substituted, extended, and renewed from time to time, the "Financing Agreement").

B.                 The Financing Agreement provides for some of the agreements between the Borrowers and the Lender with respect to the "Loans" (as defined in the Financing Agreement), including a revolving credit facility in an amount not to exceed $1,750,000 and a term loan facility in an amount not to exceed $1,200,000.

C.                 The Borrowers have requested that the Lender make certain modifications to the Financing Agreement as more fully set forth herein, and the Lender has agreed to do so, on the condition, among others, that this Agreement be executed.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers and the Lender agree as follows:

1.    Recitals.  The Borrowers and the Lender agree that the Recitals above are a part of this Agreement.  Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

2.     Representations and Warranties. The Borrowers represent and warrant to the Lender as follows:

(a)         Each Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification;

(b)         Each Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement;

(c)          The Financing Agreement, as heretofore amended and as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms;

(d)         All of Borrowers' representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of Borrowers' execution of this Agreement; and

(e)          No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender.

3.    Certain Defined Terms.  The following definition set forth in Section 1.1 of the Financing Agreement is hereby amended and restated in its entirety as follows:

"Fixed Charges" means as to the Borrowers and their Subsidiaries for any period of determination, the sum of all scheduled interest expense and scheduled principal payments of long term debt and capital leases of the Borrowers and their Subsidiaries, all in accordance with GAAP.

4.     Funded Debt to EBITDA.  Section 6.1.14(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

"'Funded Debt to EBITDA.  The Borrowers, on a consolidated basis, will not permit the ratio of Funded Debt to EBITDA tested as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period then ending, to be greater than 2.50 to 1.00.  Notwithstanding anything herein to the contrary, until January 31, 2005, the ratio of Funded Debt to EBITDA shall be tested on an annualized basis rather than a rolling four (4) quarter basis."

5.      Fixed Charge Coverage Ratio.  Section 6.1.14(c) of the Financing Agreement is hereby amended and restated in its entirety as follows:

"Fixed Charge Coverage Ratio.  The Borrowers will maintain, on a consolidated basis and tested as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.  Notwithstanding anything herein to the contrary, the required Fixed Charge Coverage Ratio for the Borrowers' fiscal quarters ending April 30, 2004, July 31, 2004 and October 31, 2004 shall be measured on a cumulative basis and shall be not less than 1.00 to 1.00."

6.      Conditions Precedent.  The agreements of the Lender under this Agreement are subject to the condition that Borrowers execute and deliver this Agreement to the Lender.

7.        Waiver of Non-Compliance.  Lender hereby waives defaults with respect to the Obligations under the following provisions of the Financing Agreement for the period stated hereunder; provided, however, that this Section shall not be deemed to waive any defaults under the following provisions after the date of this Agreement or after the period stated, or any other defaults arising out of non-compliance by the Borrowers with the Financing Agreement, whether or not the events, facts or circumstances giving rise to such non-compliance existed on or prior to the date hereof:

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SECTION	DEFAULT
Section 6.1.14(b)	Non-compliance for the quarter ended October 31, 2003.

8.         Ratification; Novation.  Each Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby.  Each Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

9.          Good Faith.  Each Borrower acknowledges and warrants that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrowers in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations, the Borrowers hereby waiving and releasing any claims to the contrary.

10.          Fees and Expenses.  The Borrowers shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender's counsel and all recording fees, taxes and charges.

11.           Counterparts.  This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.  Each Borrower agrees that the Lender may rely on a telecopy of any signature of a Borrower.  The Lender agrees that the Borrowers may rely on a telecopy of this Agreement executed by the Lender.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS OR ATTEST:                                 ARGAN, INC.

_________________________                      By:______________________(SEAL)

Name:

Title:

WITNESS OR ATTEST:                                 SOUTHERN MARYLAND CABLE, INC

_________________________                      By:______________________(SEAL)

Name:

Title:

WITNESS:                                                      BANK OF AMERICA, N.A.

_________________________                      By:______________________(SEAL)

Name:

Title:

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